Exhibit 99.1

FUTUREFUEL ANNOUNCES FIRST QUARTER 2026 EARNINGS RELEASE DATE

BATESVILLE, Ark., April 20, 2026 -- FutureFuel Corp. (NYSE: FF) ("FutureFuel" or the “Company”), a manufacturer of custom and performance chemicals and biofuels, today announced that it will issue financial results for the first quarter ended March 31, 2026 after the market close on Monday, May 11, 2026.

The earnings release will be available in the Investor Relations section of FutureFuel’s website at https://futurefuelcorporation.com/.

ABOUT FUTUREFUEL

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel's chemicals segment manufactures specialty chemicals for specific customers ("custom chemicals") as well as multi-customer specialty chemicals ("performance chemicals"). FutureFuel's custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel's performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel's biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

INVESTOR RELATIONS CONTACT

Noel Ryan or Paul Bartolai

Vallum Advisors

FF@val-adv.com

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